EXHIBIT 10

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information in Post-Effective Amendment Number 6 to the Registration Statement (Form N-4, No. 333-163881) of TFLIC Pooled Account No. 44 and to the inclusion of our report, dated February 29, 2016, on TFLIC Pooled Account No. 44 (comprising, respectively, SecurePath for Life Retirement Income, SecurePath for Life 2010, SecurePath for Life 2015, SecurePath for Life 2020, SecurePath for Life 2025 and SecurePath for Life 2030) included in its Annual Report for the fiscal year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 29, 2016

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the use of our report dated February 6, 2015, with respect to the statutory-basis financial statements and schedules of Transamerica Financial Life Insurance Company in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, No. 333-163881) and related Prospectus of SecurePath for Life Product.

/s/ Ernst & Young LLP

Des Moines, IA

April 29, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 27, 2016, relating to the financial statements of Transamerica Financial Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

April 29, 2016